Exhibit 99.1

Serve Launches Robot Delivery with Wonder, Adding Grubhub to Its Growing Delivery Network

Expansion to San Jose and Washington, DC, an innovative micro-depot in Miami, a new hardware product for merchants, and a new advertising service, all driving fleet utilization

A new hospital robot, Moxi 2.0, with 15x faster processing power, marking the introduction of a new robotic World Model

SAN FRANCISCO, CA — August 17, 2026 — Serve Robotics Inc. (Nasdaq: SERV), a leading autonomous sidewalk delivery company, and Grubhub, a subsidiary of Wonder, a vertically integrated food technology platform built to make great food more accessible, today announced a partnership bringing robot delivery to the Grubhub marketplace, beginning in Chicago, Los Angeles and Alexandria. Serve’s robot delivery will be available from more than 100 participating Grubhub merchants in Chicago and nearly 200 in Los Angeles, with additional restaurants expected to join the program over time. Every platform that integrates widens the set of restaurants and neighborhoods our robots can serve.

The partnership headlines a wave of expansion announced today across every dimension of Serve’s business:

●	Two new major markets: Serve has launched in Washington, DC and San Jose, California, both in partnership with DoorDash, to further expand its geo coverage and grow delivery volume.

●	A new model for growth: Serve’s first micro depots are set to open in Miami, low-cost, small-footprint sites that lets the company expand coverage faster.

●	The next generation of its hospital robot: Moxi 2.0, from Diligent Robotics (a Serve company), begins rolling out to health systems nationwide, with a new robotic foundation model and 15x faster perception and improved autonomy.

●	A first look at Beacon: Serve previews a new countertop product that unlocks robot delivery for any restaurant, regardless of their back-of-house infrastructure.

●	A new product from Serve Advertising: Introducing Characters, a new class of interactive brand experiences built on Serve’s robots. The product debuts with Chomp, a talking hamburger-wrapped robot, co-created with Grubhub.

As part of the Grubhub partnership, Wonder’s Alexandria location will offer robot delivery through Serve’s autonomous network, providing customers with an even more flexible and convenient way to enjoy the Wonder experience.

“Not long ago, our robots were delivering dinner in a handful of neighborhoods. Today, they’re rolling into new cities from San Jose, California’s third largest city, to Washington, DC, the nation’s capital. Their hospital cousins, our new Moxi robots, are showing up in health systems across the country,” said Ali Kashani, Co-Founder and CEO of Serve Robotics. “Welcoming Wonder and Grubhub to our network is the clearest signal yet of where we are headed. Every new partner puts more robots to work, and every delivery makes the whole fleet smarter.”

“At Wonder, we’re constantly looking for ways to make the customer experience more convenient and reliable,” said PJ Poykayil, EVP of Customer Delivery Operations at Wonder. “Our partnership with Serve brings autonomous delivery to Grubhub customers in Chicago, Los Angeles, and Alexandria, while also enabling robot delivery from Wonder’s Alexandria location. As we continue to grow, partnerships like this help us expand delivery options, improve efficiency and create a more seamless mealtime experience.”

Two New Markets and Serve’s First Micro Depot

Serve has launched in Washington, DC and San Jose, California, its seventh and eighth major U.S. markets, both in partnership with DoorDash. The metros reach a total population of 8 million and join Los Angeles, Chicago, Atlanta, Dallas, and Miami on Serve’s growing map, as the company grows its national footprint. In San Jose, Serve’s first Bay Area market, robots have completed their first month of deliveries. In Washington DC, Serve robots will be delivering in Dupont Circle and parts of downtown, with early restaurant partners including Talkin’ Tacos.

As part of this continued expansion, Serve is launching its first microdepot in Miami, a new and innovative class of small-footprint operating sites that handle robot staging, charging, dispatch, and maintenance without the build-out time of a full-scale facility. Micro depots require minimal infrastructure and can be stood up rapidly in high-demand neighborhoods, giving Serve a repeatable model for entering new neighborhoods and cities faster and at lower cost.

The Next-Generation of Moxi Robots Begin Rolling Out to Hospitals

Diligent Robotics, a Serve Robotics company, has begun rolling out a new next-generation hospital robot, Moxi, to health systems including Endeavor Health Edward Hospital in the Chicago area, Providence Saint John’s Health Center in Los Angeles, and Children’s Hospital Los Angeles.

The update means Moxi can perceive and interpret its surroundings up to 15 times faster, has 10 times onboard compute, has improved autonomy and decision making, upgraded sensors and storage, and can operate for up to 18 hours with 30% faster battery charging. This is all without changes to existing infrastructure, making Moxi 2.0 react more quickly to dynamic hospital environments like crowded hallways, opening elevator doors and shifting foot traffic.

Moxi 2.0 is built on deliveries completed across 25+ U.S. hospitals and introduces Diligent’s robotic World Model, a learning system that improves every robot with the experience of the whole fleet.

A First Look at Beacon

Serve previewed Beacon, a standalone countertop product that will connect restaurants, customers, and Serve robots. With its built-in cellular, Beacon will alert restaurant staff the moment a robot arrives for pickup and will require nothing from a restaurant beyond power—no tablet, no additional hardware, and no changes to existing systems.

Beacon is designed to extend robot delivery to restaurants whose back-of-house setups previously could not support it and speed up pickup for Serve’s current restaurant partners.

Serve Advertising Launches Characters, and Introduces Chomp

Serve Advertising launches its new product, Characters, expanding what brands can do with Serve’s robots. Advertisers have long been able to wrap Serve robots in custom designs. Characters adds a personality: brands can now build a character that customers can talk with in real time, powered by a curated conversational AI model, in experiences developed together by Serve and the advertiser.

Serve and Grubhub launched the first Character, Chomp, a hamburger-wrapped robot who treats every delivery like a very important mission. Chomp will appear across social media and select customer experiences with Grubhub gift cards and swag. Following the announcement, other brands will have the opportunity to explore similar activations with Serve Advertising.

About Serve Robotics

Serve Robotics (Nasdaq: SERV) designs and operates autonomous robots that navigate complex, human-centric environments. Since spinning off from Uber in 2021, Serve has deployed more than 2,000 robots across the U.S., reaching a population of approximately 3 million and supporting delivery for more than 4,000 restaurants. In 2026, Serve acquired Diligent Robotics, expanding its operations beyond sidewalk delivery into indoor service robots used in hospitals. Serve designs both the hardware and software behind its robots, enabling them to work safely in public and private environments at scale.

For more information, visit www.serverobotics.com or follow the company on X, Instagram, and LinkedIn @serverobotics.

About Diligent

Founded in 2017, Diligent Robotics is an Austin-based physical AI company and a Serve Robotics (NASDAQ: SERV) company. Diligent creates socially intelligent, AI-native mobile manipulation robots to drive workflow efficiency in healthcare. Its robot assistant Moxi operates in 25+ hospitals across the U.S., helping care teams with routine tasks such as delivering medications and lab samples to free them for patient care and prevent burnout. Founded by a team of social robotics experts, Diligent is proud to be at the forefront of human-centered robotics. For more information, visit www.diligentrobots.com.

About Wonder

Wonder is a vertically integrated food technology platform built to make great food more accessible. From recipe development to kitchen robotics and autonomous delivery, Wonder owns mealtime from end to end, bringing a level of consistency, quality and speed to new geographies and at price points unattainable by traditional restaurants and delivery platforms. Wonder offers in-house and chef-created concepts, iconic restaurant brands, local restaurants for delivery nationwide and at-home meal kits in one seamless customer experience, with the aim of becoming the world’s first choice for every meal.

To learn more, visit the Wonder Newsroom and LinkedIn page.

About GrubHub

Grubhub is a leading U.S. ordering and delivery marketplace dedicated to connecting customers with their favorite local restaurants, merchants and convenience retailers. Grubhub elevates online ordering through innovative restaurant technology, easy-to-use platforms, and an improved delivery experience. Part of Wonder, Grubhub features over 415,000 merchants in more than 4,000 U.S. cities.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when we or our management are discussing our beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent management’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside of our control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include statements regarding the Company’s future revenue generation, business and investment strategy, ability to expand to additional markets, capabilities of the Company’s robots, outcomes of planned and completed acquisitions, partnerships with multiple delivery platforms, and timing and ability to scale to commercial production.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented by the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and in the Company’s subsequent SEC filings. The Company can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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